Exhibit 99.1

PRESS RELEASE	November 9, 2020

Tilray, Inc. Reports 2020 Third Quarter Results

Total Revenue of $51.4 Million was Flat Versus Q3 2019 and Up 2.0% Compared to Q2 2020 - Excluding Bulk Sales in the Prior Year Period, Total Revenue Increased 25%

Total Annualized Savings of Approximately $55 Million to be Achieved by Q4 2020

Net Loss of $(2.3) Million Versus Net Loss of $(36.4) Million in Q3 2019 and $(81.7) Million in Q2 2020

Adjusted EBITDA Loss Narrowed to $(1.5) Million Compared to $(12.3) Million in Q2 2020

Q3 2020 Ending Cash Balance of $155.2 Million with $209 Million Remaining Available on ATM

NANAIMO, BRITISH COLUMBIA – Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, reports financial results for the third quarter ended September 30, 2020. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“Our third quarter results demonstrate the significant progress we have made throughout the organization despite the unprecedented challenges presented by the COVID-19 pandemic. We realized solid year over year revenue growth in our core businesses and have achieved a significantly more focused, efficient and competitive cost structure, all of which position Tilray for future success. We look forward to building on these accomplishments and remain focused on our goal of achieving break-even or positive Adjusted EBITDA in the fourth quarter,” said Brendan Kennedy, Tilray’s Chief Executive Officer.

Exhibit 99.1

PRESS RELEASE	November 9, 2020

Third Quarter 2020 Financial Highlights

•

Total revenue of $51.4 million (C$68.1 million) was flat compared to the third quarter of 2019. Cannabis segment revenue decreased 11% to $31.4 million (C$41.6 million), due to the discontinuation of bulk sales and a slight decrease in Canada Medical sales. Adult-Use and International Medical sales grew 26% and 42%, respectively. Excluding the year-over-year impact related to bulk sales, total cannabis revenue increased 24%. Hemp segment revenue increased 28% to $20.0 million (C$26.5 million).

•

Total revenue increased 2% compared to the second quarter of 2020. Cannabis segment revenue increased 4%, driven by a 13% increase in Adult-Use sales which was offset by a 11% decrease in Canada Medical sales, a 3% decline in International Medical sales, and a 1% decline in Hemp sales.

	Three months ended September 30,				Nine months ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Cannabis
Adult-use	$19,926	$15,835	$4,091	26%	$58,466	$38,758	$19,708	51%
Canada - medical	3,399	3,898	(499)	(13)%	11,285	9,222	2,063	22%
International - medical	8,101	5,708	2,393	42%	22,220	9,370	12,850	137%
Bulk	—	10,010	(10,010)	(100)%	402	21,526	(21,124)	(98)%

Total Cannabis revenue	$31,426	$35,451	$(4,025)	(11)%	$92,373	$78,876	13,497	17%

Hemp	19,980	15,650	4,330	28%	61,549	41,167	20,382	50%

Total	$51,406	$51,101	$305	1%	$153,922	$120,043	$33,879	28%

Excise duties included in revenue	$4,213	$2,931	$1,282	44%	$13,325	$8,707	$4,618	53%

•	Total cannabis kilogram equivalents sold decreased 53% to 5,107 kilograms from 10,848 kilograms in the prior year’s third quarter. The decrease was due almost entirely to the reduction of bulk sales.

•

Average cannabis net selling price per gram increased to $6.15 (C$8.15) compared to $3.25 (C$4.32) in the third quarter of 2019 and $2.64 (C$3.59) in the second quarter of 2020. The increase was due to a continued shift in distribution channels and product mix, including growth in International Medical sales, a shift in sales to higher potency and higher priced products in the Adult-Use market, and the continued growth of Cannabis 2.0 products in Canada.

•

Average cannabis net cost per gram increased to $4.23 (C$5.61) compared to $2.28 (C$3.03) in the third quarter of 2019 and $2.06 (C$2.80) in the second quarter of 2020. The year-over-year increase was the result of lower kilograms sold due to the discontinuation of bulk sales and partly due to increased sales of Cannabis 2.0 products which have higher costs than dried flower.

Exhibit 99.1

PRESS RELEASE	November 9, 2020

•	Gross margin decreased to 7% from 31% in the third quarter of 2019 and increased from gross margin loss of 11% in the second quarter of 2020.

•	Gross margin, excluding inventory valuation adjustments, increased to 33% from 31% in the third quarter of 2019 and 26% in the second quarter of 2020.

○

Gross margins for cannabis, excluding inventory valuation adjustments, was 27% in both the third quarters of 2020 and 2019 and increased from 10% in the second quarter of 2020. The sequential increase in gross margin was partly due to channel and product mix and partly due to lower costs at our facilities resulting from our cost cutting measures.

○	Gross margin for hemp, excluding inventory valuation adjustments, remained steady at 43% as compared to the third quarter of 2019 and decreased from 50% in the second quarter of 2020.

•

Net loss was $(2.3) million, or $(0.02) per share, compared to a net loss of $(36.4) million, or $(0.37) per share, in the third quarter of 2019 and a net loss of $(81.7) million, or $(0.66) per share in the second quarter of 2020. The most significant driver of the change in net loss during the period was the revaluation of the outstanding warrants associated with the equity offering completed in March. The warrants will continue to be revalued in future periods which may result in ongoing and meaningful impacts to net loss/net income.

•

Adjusted EBITDA loss of $(1.5) million was a 93% improvement compared to the $(21.9) million loss in the third quarter of 2019 and an 87% improvement compared to the $(12.3) million loss in the second quarter of 2020. Our significant efforts to implement cost reductions and operating efficiencies had a meaningful impact on Adjusted EBITDA.

•

Cash and cash equivalents totaled $155.2 million at the end of the third quarter 2020. Existing cash balances, reduced cash burn, and access to the remaining $209 million on the ATM are expected to provide sufficient capital and access to capital to manage operations and execute plans for the remainder of 2020 and well into 2021.

•

Construction on the Company’s Portuguese cultivation facility remains largely on track to be completed by the end of the fourth quarter 2020 with total costs expected to be less than the original budget of approximately $33.0 million.

Recent Business Developments

•

On October 5, 2020, our wholly-owned subsidiary, High Park Holdings Ltd., announced the newest addition to its cannabis-infused edible product line: Chowie Wowie Gummies. Chowie Wowie Gummies are handcrafted using clean and simple ingredients, are vegan and gluten free, and feature a delicious taste profile. THC Watermelon Gummies and THC/CBD Pineapple Mango Gummies are currently available in select provinces across Canada and a THC Sour Cherry flavored gummy will be available in the near future.

•

On September 28, 2020, we announced that Australian researchers published preliminary results indicating one of our GMP-produced products may reduce nausea and vomiting for cancer patients undergoing chemotherapy. The pilot phase of the study ran for two-and-a-half years with 81 participants enrolled. The trial will now move to a phase III clinical trial to determine with much more certainty the effectiveness of medicinal cannabis to combat nausea and vomiting and determine if it should be considered for use in routine cancer care.

Exhibit 99.1

PRESS RELEASE	November 9, 2020

Outlook

Given the broad based improvements we have achieved through the third quarter of 2020, we believe we are poised to deliver positive or break even Adjusted EBITDA in the fourth quarter of 2020. Looking to 2021 we are optimistic about the prospects for our core businesses including:

•	Canada Adult Use – we see continued opportunities to leverage our Kindred partnership structure and focused selling strategy to grow market share and revenues

•

International Medical – the completion of our Portuguese facility and our brand strength will allow us to strengthen our International footprint and position Tilray for “first mover” advantage as new international markets legalize medical and/or recreational cannabis

•

Hemp Products – our market reach will allow us to leverage the plant based food trends in the United States and broaden our product offerings to include CBD once the FDA provides guidance on a nationwide basis

Our diversified product offerings and geographical footprint set Tilray apart. These strategic advantages provide us a foundation from which we see ample and continued opportunity to strengthen our position as the most trusted cannabis and hemp company during 2021.

COVID -19

As COVID-19 continues to spread around the world, and governments and businesses take unprecedented measures in response, the actions taken, or that may be taken, have or may materially adversely affect our business, results of operations, financial condition and stock price. Due to COVID-19, governments have imposed restrictions on travel and business operations, temporarily closed businesses, and implemented quarantines and shelter-in-place orders. Consequently, the COVID-19 pandemic has negatively impacted global economic activity, caused significant volatility and disruption in global financial markets, and generally introduced significant uncertainty and unpredictability throughout the world.

Our business has been negatively impacted during 2020, due to the restrictions on, or temporary closure of, retail outlets, and the challenges faced by patients accessing clinics and doctors for prescriptions for our products and due to the vast majority of our employees working remotely. We continue to operate our manufacturing facilities at normal production levels while our administrative offices remain closed. We have taken all recommended actions to protect public health and the health and safety of employees and continue to work on safely re-opening our offices, subject to local rules and regulations.

We are unable to predict the future impacts of COVID-19 on our operational and financial performance. The nature and extent of any impacts are very uncertain and depend on many factors outside our control, including, the timing, extent, and duration of the pandemic, the development and availability of effective treatments and vaccines, the imposition of protective public safety measures, and the impact of the pandemic on the global economy and demand for our products.

Exhibit 99.1

PRESS RELEASE	November 9, 2020

Conference Call

Tilray will host a conference call to discuss these results today at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-407-0792 from the U.S. and 201-689-8263 internationally.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray®

Tilray (Nasdaq: TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 15 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding our growth potential, the sustainability of growth, the optimization of our facilities and estimated net savings, our ability to become Adjusted EBITDA positive by the end of 2020, demand for our products and the medical and Adult-Use cannabis markets, anticipated plans for strategic partnerships and acquisitions, and future sales of our common stock. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 9, 2020, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA and Adjusted Gross Margin, both of which exclude inventory valuation adjustments, which are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Exhibit 99.1

PRESS RELEASE	November 9, 2020

Adjusted EBITDA is calculated as net income (loss) before inventory valuation adjustments; interest expenses, net; other expenses (income), net; deferred income tax (recoveries) expenses, current income tax expenses (benefit); foreign exchange gain (loss), net; depreciation and amortization expenses; stock-based compensation expenses; loss from equity method investments; finance income from ABG; loss on disposal of property and equipment; amortization of inventory step-up; severance costs; impairment of assets; and change in fair value of warrant liability. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

The Company believes these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP financial measures to compare the Company’s performance to that of prior periods for trend analyses and planning purposes. These non-GAAP financial measures are also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations.

For further information:

Media: Tilray Media Team, +1-833-206-8161, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Exhibit 99.1

PRESS RELEASE	November 9, 2020

TILRAY, INC.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of United States dollars, except for share and per share data, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$51,406	$51,101	$153,922	$120,043
Cost of sales
Product costs	34,224	35,047	108,616	85,806
Inventory valuation adjustments	13,443	201	36,116	726

Gross profit	3,739	15,853	9,190	33,511

General and administrative expenses	12,665	20,122	49,030	49,618
Sales and marketing expenses	10,000	16,974	40,709	39,161
Research and development expenses	921	2,315	2,831	4,891
Stock-based compensation expenses	8,080	8,644	23,404	22,303
Depreciation and amortization expenses	3,425	3,200	10,353	7,457
Impairment of assets	—	—	58,210	—
Acquisition-related expenses (income), net	—	(13,454)	—	(6,566)
Loss from equity method investments	1,420	1,837	4,495	1,837

Operating loss	(32,772)	(23,785)	(179,842)	(85,190)

Foreign exchange (gain) loss, net	(9,319)	2,585	5,424	1,153
Change in fair value of warrant liability	(31,913)	—	51,275	—
Interest expenses, net	10,437	8,680	30,147	26,005
Finance income from ABG	—	(210)	—	(557)
Other expense (income), net	(38)	(1,116)	4,944	(6,185)

Loss before income taxes	(1,939)	(33,724)	(271,632)	(105,606)

Deferred income tax expenses (recoveries)	134	2,432	(4,013)	(3,987)
Current income tax expenses (benefit)	243	195	505	402

Net loss	$(2,316)	$(36,351)	$(268,124)	$(102,021)

Net loss per share – basic and diluted	(0.02)	(0.37)	(2.23)	(1.05)
Weighted average shares used in computation of net loss per share – basic and diluted	129,100,909	98,130,507	120,128,856	96,742,626
Net loss	$(2,316)	$(36,351)	$(268,124)	$(102,021)

Foreign currency translation gain (loss), net	2,265	(4,863)	(7,184)	(2,414)
Unrealized gain on available-for-sale debt securities	193	11	154	80

Other comprehensive income (loss)	2,458	(4,852)	(7,030)	(2,334)

Comprehensive income (loss)	$142	$(41,203)	$(275,154)	$(104,355)

Exhibit 99.1

PRESS RELEASE	November 9, 2020

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of United States dollars, except for share and par value data, unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$155,205	$96,791
Accounts receivable, net of allowance for credit losses of $826 and provision for sales returns of $1,212 (December 31, 2019—$615 and $1,400, respectively)	24,805	36,202
Inventory	89,917	87,861
Prepayments and other current assets	28,154	38,173
Assets held for sale	6,797	—

Total current assets	304,878	259,027

Property and equipment, net	187,630	184,217
Operating lease, right-of-use assets	18,460	17,514
Intangible assets, net	180,853	228,828
Goodwill	159,595	163,251
Equity method investments	8,911	11,448
Other investments	22,710	24,184
Other assets	4,324	7,861

Total assets	$887,361	$896,330

Liabilities
Current liabilities
Accounts payable	26,137	39,125
Accrued expenses and other current liabilities	32,526	50,829
Accrued lease obligations	3,230	2,473
Warrant liability	71,636	—

Total current liabilities	133,529	92,427

Accrued lease obligations	30,075	29,407
Deferred tax liability	48,090	53,363
Convertible notes, net of issuance costs	438,154	430,210
Senior Facility, net of transaction costs	45,944	—
Other liabilities	4,852	5,652

Total liabilities	$700,644	$611,059

Commitments and contingencies (refer to Note 18)
Stockholders’ equity
Class 1 common stock ($0.0001 par value, 233,333,333 and 250,000,000 shares authorized, respectively; 0 and 16,666,667 shares issued and outstanding, respectively)	—	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 133,289,944 and 86,114,560 shares issued and outstanding, respectively)	13	9
Additional paid-in capital	911,171	705,671
Accumulated other comprehensive income	2,689	9,719
Accumulated deficit	(727,156)	(430,130)

Total stockholders’ equity	186,717	285,271

Total liabilities and stockholders’ equity	$887,361	$896,330

Exhibit 99.1

PRESS RELEASE	November 9, 2020

	Three months ended September 30,		Nine months ended September 30,
(in thousands of United States dollars)	2020	2019	2020	2019
Adjusted EBITDA reconciliation:
Net loss	$(2,316)	$(36,351)	$(268,124)	$(102,021)
Inventory valuation adjustments	13,443	201	36,116	726
Severance costs	239	—	3,576	—
Depreciation and amortization expenses (1)	5,346	4,686	14,232	10,460
Stock-based compensation expenses	8,080	8,644	23,404	22,303
Impairment of assets	—	—	58,210	—
Loss from equity method investments	1,420	1,837	4,495	1,837
Foreign exchange (gain) loss, net	(9,319)	2,585	5,424	1,153
Change in fair value of warrant liability	(31,913)	—	51,275	—
Interest expenses, net	10,437	8,680	30,147	26,005
Finance income from ABG	—	(210)	—	(557)
(Gain) Loss from disposal of property and equipment	457	—	893	112
Other expense (income), net	2,202	(14,570)	11,329	(12,751)
Amortization of inventory step-up	—	—	—	2,041
Deferred income tax expenses (recoveries)	134	2,432	(4,013)	(3,987)
Current income tax expenses (benefit)	243	195	505	402

Adjusted EBITDA	$(1,547)	$(21,871)	$(32,531)	$(54,277)

Exhibit 99.1

PRESS RELEASE	November 9, 2020

	For the three months ended September 30,
(in thousands of United States dollars)	2020	2019	2020	2019	2020	2019
Gross margin, excluding inventory valuation adjustments reconciliation:	Cannabis		Hemp		Total
Revenue	$31,426	$35,451	$19,980	$15,650	$51,406	$51,101
Cost of sales
Product costs	22,825	26,102	11,399	8,945	34,224	35,047
Inventory valuation adjustments	13,318	124	125	77	13,443	201

Gross profit	(4,717)	9,225	8,456	6,628	3,739	15,853
Inventory valuation adjustments	13,318	124	125	77	13,443	201

Gross profit, excluding inventory valuation adjustments	$8,601	$9,349	$8,581	$6,705	$17,182	$16,054

Gross margin, excluding inventory valuation adjustments	27%	26%	43%	43%	33%	31%

	For the nine months ended September 30,
	2020	2019	2020	2019	2020	2019
Gross margin, excluding inventory valuation adjustments reconciliation:	Cannabis		Hemp		Total
Revenue	$92,373	$78,876	$61,549	$41,167	$153,922	$120,043
Cost of sales
Product costs	74,610	62,053	34,006	23,753	108,616	85,806
Inventory valuation adjustments	31,626	610	4,490	116	36,116	726

Gross profit	(13,863)	16,213	23,053	17,298	9,190	33,511
Inventory valuation adjustments	31,626	610	4,490	116	36,116	726
Amortization of inventory step-up	—	—	—	2,041	—	2,041

Gross profit, excluding inventory valuation adjustments	$17,763	$16,823	$27,543	$19,455	$45,306	$36,278

Gross margin, excluding inventory valuation adjustments	19%	21%	45%	47%	29%	30%